UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2019

FS Investment Corporation IV

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01151 (Commission File Number)	47-3258730 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)		19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2019, Cheltenham Funding LLC (“Cheltenham Funding”), a wholly-owned financing subsidiary of FS Investment Corporation IV (the “Company”), entered into a tenth amendment and restatement of the confirmation letter agreement (the “Amended and Restated Confirmation”) governing its total return swap (the “TRS”) for senior secured floating rate loans with Citibank, N.A. (“Citibank”). Pursuant to the Amended and Restated Confirmation, the date that Citibank may terminate the TRS was extended from any time on or after April 19, 2019 to any time on or after July 19, 2019.

The foregoing description of the Amended and Restated Confirmation is a summary only and is qualified in all respects by the provisions of the Amended and Restated Confirmation, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Tenth Amended and Restated Confirmation Letter Agreement, effective as of April 19, 2019, by and between Cheltenham Funding LLC and Citibank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation IV

Date:	April 24, 2019	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Tenth Amended and Restated Confirmation Letter Agreement, effective as of April 19, 2019, by and between Cheltenham Funding LLC and Citibank, N.A.